Exhibit 3.9

COMPANY NO. 3675885

ARTICLES OF ASSOCIATION OF
INMARSAT LTD

Incorporated 24 November 1998
(As adopted by special resolution
passed on 20 April 1999 and as amended on 9 June 1999
and 17 December 2003))

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

INMARSAT LTD

(Adopted by special resolution passed on 20 April 1999)

(As amended on 9 June 1999 and 17 December 2003)

PRELIMINARY

Table A

1.                                       The regulations in Table A in the schedule to the Companies (Table A to F) Regulations 1985 as amended before the date of adoption of these Articles (Table A) apply to the Company except to the extent that they are excluded or modified by these Articles.  No other regulations which would constitute the Company’s Articles because of s8(2) of the Act apply to the Company.

Table A exclusions

2.                                       The following parts of Table A do not apply to the Company:

(a)                                  in regulation 1, the definitions of the Articles, executed and the seal;

(b)                                 regulation 24;

(c)                                  regulations 60 and 61;

(d)                                 regulation 64;

(e)                                  regulation 65 to 69 inclusive;

(f)                                    regulation 70;

(g)                                 regulation 72;

(h)                                 regulations 73 to 80 inclusive;

(i)                                     regulation 81;

(j)                                     regulations 84 to 86 inclusive;

(k)                                  regulations 88 to 90 inclusive;

(l)                                     regulations 94 to 98 inclusive;

(m)                               regulation 101;

(n)                                 regulations 111 and 112;

(o)                                 regulation 115; and

(p)                                 regulation 118.

Construction

3.                                       In these Articles:

(a)                                  Shareholder means Inmarsat Holdings Ltd;

(b)                                 Organization means the International Mobile Satellite Organization (formerly known as the International Maritime Satellite Organization) established by the Convention (as amended) on the International Mobile Satellite Organization which entered into force on July 16, 1979;

(c)                                  Act means the Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

(d)                                 Articles means these articles of association, incorporating Table A (as applicable to the Company), as altered from time to time by special resolution, auditors means the auditors of the Company, Director means a Director of the Company, the Directors means the Directors or any of them acting as the board of Directors of the Company, dividend means dividend or bonus, paid means paid or credited as paid and seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

(e)                                  IPO means the admission of ordinary shares in the Shareholder from time to time to listing, or the giving effect to trading arrangements in such shares, on any Relevant Exchange whether or not including a sale of issued shares or the subscription of new shares in the Shareholder;

(f)                                    Relevant Exchange means any of the London Stock Exchange Limited, the New York Stock Exchange, NASDAQ, the Hong Kong Stock Exchange, the Tokyo Stock Exchange and the Singapore Stock Exchange, or any other exchange which the Board of the Shareholder in its discretion considers to constitute a relevant exchange;

(g)                                 unless expressly defined in the Articles, words or expressions that are defined in the Act bear the same meaning as in the Act but excluding any statutory modification of the Act not in force when the Articles become binding on the Company;

(h)                                 references to a document being executed include references to its being executed under hand or under seal or by any other method;

(i)                                     words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations;

(j)                                     headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles;

(k)                                  powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

(l)                                     the word Directors in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(m)                               no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(n)                                 except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Single member

4.                                       If at any time and for so long as the Company has a single member, all the provisions of the Articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to a Company with a single member.

SHARE CAPITAL

Shares with special rights

5.                                       Regulation 2 of Table A is amended by the addition at the end of the regulation of the words “or, subject to and in default of such determination, as the Directors shall determine”.

Section 80 authority

6.                                       The Directors are hereby generally and unconditionally authorised pursuant to section 80 of the Act to allot relevant securities (within the meaning of section 80) up to an aggregate nominal amount equal to the authorised share capital of the Company at the date of adoption of these Articles for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five years after the date of adoption of these Articles.

Section 89 exclusion

7.                                       The pre-emption provisions in section 89(1) of the Act and the provisions of sub-sections 90(1) to 90(6) inclusive of the Act shall not apply to any allotment of the Company’s equity securities.

Allotment after expiry

8.                                       Before the expiry of the authority granted by article 6 the Company may make an offer or agreement which would or might require relevant securities to be allotted after that expiry and the Directors may allot relevant securities in pursuance of that offer or agreement as if that authority had not expired.

Residual allotment powers

9.                                       Subject to the provisions of Articles 6, 7 and 8, regulation 3 of Table A, the provisions of the Act and to any resolution of the Company in general meeting passed pursuant to those provisions:

(a)                                  all unissued shares for the time being in the capital of the Company (whether forming part of the original or any increased share capital) shall be at the disposal of the Directors; and

(b)                                 the Directors may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as they think fit.

SHARE CERTIFICATES

Execution of certificates

10.                                 In the second sentence of regulation 6 of Table A, the words “sealed with the seal” are deleted and replaced by the words “executed under the seal or otherwise in accordance with the Act or in such other manner as the Directors may approve”.

TRANSFER OF SHARES

Registration of transfer

(a)                                  The Directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is fully paid or a share on which the Company has a lien.

Notwithstanding the above provisions of this Article or anything otherwise provide in these Articles (whether by the way of or in relation to pre-emption rights, restrictions on, or conditions applicable to, share transfers, or otherwise)  the Director shall not decline to register any transfer of shares and shall not suspend registration thereof;

(a)                                  where such transfer is in favour of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) and the transfer is as contemplated by, or pursuant to, any mortgage or charge of shares or any call or other share option granted in favour of the bank (whether as facility agent, security trustee or otherwise); or

(b)                                 where such transfer is by or on behalf of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) in favour of any third party upon disposal or realisation of shares following the bank (whether in its capacity as facility agent, security trustee or otherwise) having become entitled to exercise or enforce its rights under any such mortgage, charge and/or call or other option, and a certificate by any officer of the bank that the relevant transfer is within paragraph (a) and (b) above shall be conclusive evidence of that fact.

GENERAL MEETINGS

Period of notice

12.                                 Regulation 38 of Table A is amended:

(a)                                  by deleting from the first sentence “or a resolution appointing a person as a Director”;  and

(b)                                 by adding at the end of paragraph (b) of regulation 38 “or such other majority as has been decided on by elective resolution of the members under the Act”.

To whom must notice be given

13.                                 Notices of general meetings need not be given to Directors or auditors and regulation 38 of Table A is amended accordingly.

Effectiveness of special and extraordinary resolutions

14.                                 Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective.  Where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

VOTES OF MEMBERS

Appointment of proxy

15.                                 An instrument appointing a proxy shall be in writing under the hand of the appointing member or his attorney or, if the appointing member is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

Form of proxy

16.                                 Instruments of proxy shall be in any usual form or in any other form which the Directors may approve.

Delivery of proxy

17.                                 Regulation 62 of Table A is amended:

(a)                                  in each of paragraphs (a), by the deletion of the words “deposited at” and the substitution for them of the words “left at or sent by post or facsimile transmission to”;

(b)                                 in paragraph (a), by the deletion of the words “not less than 48 hours”;

(c)                                  in paragraph (b), by the deletion of the words “deposited as aforesaid” and the substitution for them of the words “left at or sent by post or facsimile transmission to the registered office of the Company or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting”; and

(d)                                 in paragraph (b), by the deletion of the words “not less than 24 hours”.

Validity of form of proxy

18.                                 An instrument appointing a proxy shall be deemed to include the right to demand, or join in demanding, a poll.  The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting to which it relates or any adjournment of that meeting.

NUMBER OF DIRECTORS

Number of Directors

19.                                 The number of Directors shall be the same as the number of Directors of the Shareholder from time to time.

POWERS OF THE BOARD

Business to be managed by Board

19(A).               Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company, PROVIDED THAT the following shall first require the approval of the Company by ordinary resolution:

Reserved Matters

(a)                                  any acquisition or disposal (whether in a single transaction or series of transactions) by the Company of any business (or any material part of any business) or of any shares in any Company where the value of the consideration or disposal exceeds US$500,000,000;  and

(b)                                 any proposal which may have a material adverse effect upon the provision by the Company of any of the Public Service Obligations (as defined in Article 19(B)) (the Reserved Matters).

Basic principles

19(B).                 In exercising the powers of the Company, the Company shall procure that the Board shall have regard to the following basic principles:

(a)                                  ensuring the continued provision of global maritime distress and safety satellite communications services, in particular those which are specified in the International Convention for the Safety of Life at Sea, 1974, as amended from time to time, and the Radio Regulations annexed to the International Telecommunication Constitution and Convention, as amended from time to time, relative to the GMDSS;

(b)                                 providing services without discrimination on the basis of nationality.  Notwithstanding the foregoing, the Company shall have the right to offer different charges for the same service in defined geographical regions in which end-user calls or messages originate or terminate and which are technically verifiable;

(c)                                  acting exclusively for peaceful purposes, taking into account the past practices of the Organization and the practice of the Company;

(d)                                 seeking to serve all areas where there is a need for mobile satellite communications, giving due consideration to the rural and the remote areas of developing countries; and

(e)                                  operating in a manner consistent with fair competition, subject to applicable laws and regulations (together the Public Service Obligations).

ALTERNATE DIRECTORS

Power to appoint alternates

20.                                 Any Director (other than an alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him.

Alternates entitled to receive notice

21.                                 An alternate Director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a Director in his absence.

Alternates representing more than one Director

22.                                 A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at meetings of the Board or any committee of the Board to one vote for every Director whom he represents (and who is not present) in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses of alternates

23.                                 An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not in respect of his services as an alternate Director be entitled to receive any remuneration from the Company except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.  An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

Remuneration

23A.                       The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall be determined by the Board, or as the Company may from time to time by ordinary resolution determine.

Termination of appointment

24.                                 An alternate Director shall cease to be an alternate Director:

(a)                                  if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;  or

(b)                                 on the happening of any event which, if he were a Director, would cause him to vacate his office as Director; or

(c)                                  if he resigns his office by notice to the Company.

Method of appointment and revocation

25.                                 Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 21) upon receipt of such notice at the office.

Alternate not an agent of appointor

26.                                 Save as otherwise expressly provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and, accordingly, except where the context otherwise requires, references to a Director shall be deemed to include a reference to an alternate Director.  An alternate Director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

Exercise by Company of voting rights

27.(A)               The Directors may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them Directors of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

DELEGATION OF DIRECTORS’ POWERS

Committees of the Directors

28.                                 The Board may delegate any of its powers to any committee consisting of one or more Directors.  The Board may also delegate to any Director holding any executive office such of its powers as the Board considers desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.  Subject to any conditions imposed by the Board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

Offices including the title “Director”

29.                                 The Directors may appoint any person to any office or employment having a designation or title including the word “Director” or attach such a designation or title to any existing office or employment with the Company and may terminate any such appointment or the use of any such designation or title.  The inclusion of the word “Director” in the designation or title of any such office or employment shall not imply that the holder is a Director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director of the Company for any of the purposes of these Articles.

ESTABLISHMENT OF COMMITTEES

Establishment of Committees

29A.                       Subject always to Article 28, the Board shall establish a committee in relation to matters concerning Land Earth Stations as such expression is defined in the Articles of Association of the Shareholder.

29A.2                 The LES Committee shall have general responsibility for overseeing contracts between the Company and the Land Earth Station Operators, and shall be responsible specifically for approving the following, on recommendations from the management of the Company:

(a)                                  terms and conditions in material agreements between the Company and any Land Earth Station Operator that are negotiated, renegotiated or entered into after the Effective Date;

(b)                                 termination of Land Earth Station Operator agreements;

(c)                                  establishment of Land Earth Station facilities in addition to those existing or authorised as of the Effective Date; and

(d)                                 the wholesale pricing arrangements of the Company in relation to the Land Earth Station Operators.

29A.3                 Prior to the undertaking of an IPO by the Shareholder, the LES Committee shall comprise one Independent Director appointed pursuant to Article 115 of the Articles of Association of the Shareholder, a Director who is the Chief Executive Officer of the Shareholder or a Director not connected with a Land Earth Station Operator, and any one other Director. A Director shall be deemed to be connected with a Land Earth Station Operator, inter alia, if he is a director, officer or employee or has an interest in the shares of any person which (a) owns, or otherwise has an economic interest in, the relevant Land Earth Station; or (b) has a contractual relationship with the relevant Land Earth Station Operator or any Member of the Same Group as that person.  In this Article, Member of the Same Group shall have the meaning ascribed to it in Article 54 of the Articles of Association of the Shareholder.

APPOINTMENT AND REMOVAL OF DIRECTORS

Appointment and removal by Shareholder

30.                                 The Board shall appoint as Directors of the Company those persons who are Directors of the Shareholder and shall remove them if they cease to be Directors of the Shareholder.

Appointment by the Directors

31.                                 The Directors shall also have power to appoint any person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to any maximum for the time being in force, and any Director so appointed shall hold office until he is removed in accordance with Article 30.

Age limit

32.                                 No person shall be disqualified from being appointed a Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Act of any resolution.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

33.                                 In addition to the provisions of the Acts the office of a Director shall be vacated if for any reason he ceases to be a director of the Shareholder.

34.                                 The Company may, in accordance with and subject to the provisions of the Companies Acts, by ordinary resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles) and, by ordinary resolution, appoint another person in place of a Director so removed from office provided always that such a person is a Director of the Shareholder.

DIRECTORS’ INTERESTS

Directors may contract with the Company

35.                                 Subject to the provisions of the Companies Acts and Article 44 (concerning the circumstances warranting recusal), and provided that he has disclosed to the Board the nature and extent of any material interest of his, a Director, notwithstanding his office:

(a)                                  may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)                                 may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

(c)                                  may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d)                                 shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

36.                                 For the purposes of Article 35:

(a)                                  a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b)                                 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

BENEFITS AND INSURANCE

Gratuities and pensions

37.                                 The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit in accordance with the recommendations of the Remuneration Committee.

Insurance

38.                                 Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a Director or officer or auditor of the Company may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.  The Company shall use its best endeavours to procure directors and officers liability insurance in accordance with the decision of the Board, on recommendations of the Company’s management.

Directors not liable to account

39.                                 No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to Articles 27 and 28 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

PROCEEDINGS OF DIRECTORS

Convening meetings

Convening meetings

40.                                 Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit.  A Director may, and the secretary at the request of a Director shall, call a meeting of the Board.  Notice of a Board meeting shall be deemed to be properly given to a Director if it is sent in writing to him at his last known address or any other address given by him to the Company for this purpose at least fourteen (14) days in advance of the meeting, except in urgent circumstances (as determined by the Company and ratified by a simple majority of the Board).  A Director absent or intending to be absent from the United Kingdom may request of the Board that notices of Board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent.  Questions arising at a meeting shall be decided by a majority of votes, except in relation to any proposal for the amendment of these Articles which shall only be decided by a majority of more than two-thirds of the

Directors present and voting at a meeting of the Board at which the necessary quorum is present.  In the case of an equality of votes, the chairman shall have a second or casting vote.  Any Director may waive notice of a meeting and any such waiver may be retrospective.

Quorum

41.                                 The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be a majority of Directors.  A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.  Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects.

Powers of Directors if number falls below minimum

42.                                 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting.

Validity of acts of the Board

43.                                 All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or alternate Director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or any member of the committee or alternate Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid so long as the acts done by the Board, or committee thereof, were properly adopted, validated or ratified by the required number of duly appointed and qualified Directors or, as the case may be, alternate Directors who were also present at the meeting and entitled to vote.

Directors’ power to vote on contracts in which they are interested

44.                                 A Director shall not vote at a meeting of the Board or a committee of the Board on any resolution of the Board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) which (together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

(a)                                  the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;  or

(b)                                 the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;  or

(c)                                  a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;  or

(d)                                 a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);  or

(e)                                  a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings and does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; or

(f)                                    a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for or, for the benefit of, any Directors of the Company or for persons who include Directors of the Company.

Interests of connected person and alternate Director

For the purposes of this Article, an interest of a person who is, for any purpose of the Companies Acts (excluding any statutory modification of the Companies Acts not in force when this Article is adopted), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

Exclusion of Director from quorum

45.                                 A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

Division of proposals

45.(A)               Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

45.(B)                 If a question arises at a meeting of the Board or of a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.  If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

THE SEAL, DEEDS AND CERTIFICATION

Authority required for execution of deed

46.                                 The seal shall only be used by the authority of a resolution of the Directors.  The Directors may determine who shall sign any instrument executed under the seal.  If they do not, it shall be signed by at least one Director and the secretary or by at least two Directors.  Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document.  A document signed, with the authority of a resolution of the Directors, by a Director and the secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.  For the purpose of the preceding sentence only, “secretary” shall have the same meaning as in the Act and not the meaning given to it by regulation 1 of Table A.

Official seal for use abroad

47.                                 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

Certified copies

48.                                 Any Director or the secretary, or any person appointed by the Directors for the purpose, shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company (or the holders of any class of shares of the Company) or the Directors or any committee of the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of or extracts from them as true copies or extracts.  A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company (or the holders of any class of shares of the Company) or of the Directors or any committee of the Directors that is certified in this way shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

Record dates for dividends, etc.

49.                                 Notwithstanding any other provision of these Articles, the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

NOTICES

Method of giving notice

50.                                 Any notice to be given to or by any person pursuant to the Articles shall be in writing which includes, without limitation, telex, facsimile and electronic mail and any other visible substitute for writing.  A notice may be partly in one form and partly in another.

51.                                 The Company may give any notice to a member:

(a)                                  personally; or

(b)                                 by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address; or

(c)                                  by sending it by telex, facsimile or electronic mail to a number or address supplied to the Company by the member for that purpose.

In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

When notice by post deemed served

52.                                 Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.  A notice sent by post shall be deemed given:

(a)                                  if sent by first class post from an address in the United Kingdom to another address in the United Kingdom, on the day following that on which the envelope containing it was posted;

(b)                                 if sent by the equivalent of first class post from an address in another country to another address in that country, on the day following that on which the envelope containing it was posted;

(b)                                 if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or to an address in the United Kingdom from an address outside the United Kingdom, on the third day following that on which the envelope containing it was posted; and

(c)                                  in any other case, on the fifth day following that on which the envelope containing it was posted.

When other notices deemed given

53.                                 A notice sent by telex, facsimile or electronic mail transmission to a member to a number or address supplied to the Company by the member for that purpose shall be deemed given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged.  A notice left at the registered address of a member shall be deemed given when delivered.

US TAX ELECTION

54.                                 The Company shall elect to be treated as a partnership for United States tax purposes until such time as the Shareholder re-registers as a public limited Company.